                                   EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                             Three Months Ended     Six Months Ended
                                                September 30,         September 30,
                                             ------------------    ------------------
                                              2001       2000       2001       2000
                                              ----       ----       ----       ----


Net Income (Loss)                          $   3,484    (24,031)     7,930    (47,791)
                                             =======    =======    =======    =======

Weighted average shares outstanding          204,587    207,232    204,687    207,850

Reduction for common shares not yet
 released by Employee Stock Ownership Plan     8,245     10,136      8,493     10,357
                                             -------    -------    -------    -------

Total weighted average common shares
 outstanding for basic computation           196,342    197,096    196,194    197,493
                                             =======    =======    =======    =======

Basic earnings (loss) per share            $     .02       (.12)       .04       (.24)
                                             =======    =======    =======    =======

Total weighted average common shares
 outstanding for basic computation           196,342    197,096    196,194    197,493

Common stock equivalents due to dilutive
 effect of stock options                       2,647      2,641      2,647      2,641
                                             -------    -------    -------    -------

Total weighted average common shares and
 equivalents outstanding
 for diluted computation                     198,989    199,737    198,841    200,134
                                             =======    =======    =======    =======

Diluted earnings (loss) per share          $     .02       (.12)       .04       (.24)
                                             =======    =======    =======    =======